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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-28081, 333-120307, 333-120308 and 333-128794) on Form S-4, the Registration
Statements (Nos. 2-88488, 33-43796, 033-60699, 333-84389, 333-84395, 333-88226,
333-115451 and 333-121785) on Form S-8 and the Registration Statements (Nos. 033-03009 and 333-72712) on Form S-3 of BancorpSouth, Inc. of our reports dated March 9, 2006, relating to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of BancorpSouth, Inc.

                                          /s/ KPMG LLP

Memphis, Tennessee
March 9, 2006